UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

FINDEX.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0379462
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11204 Davenport Street, Suite 100, Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 333-1900

N/A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

On June 30, 2005, subsequent to the issuance of our consolidated financial statements for the year ended December 31, 2004, we were notified by the staff of the Division of Corporation Finance of the SEC that they believe that various changes to our previously issued financial statements would be required in order for them not to be materially misleading. The financial statements affected by this determination include our previously issued consolidated balance sheets, statements of operations, statements of stockholders’ equity, and statements of cash flows for the fiscal years ended December 31, 1999 (filed on Form 8-K/A), December 31, 2000, December 31, 2002, December 31, 2003 and December 31, 2004 (in each case filed on Form 10-KSB), together with the three month periods ended June 30, 2002, September 30, 2002, March 31, 2003, June 30, 2003, September 30, 2003, March 31, 2004, June 30, 2004, September 30, 2004, and March 31, 2005 (in each case filed on Form 10-QSB). The recommended changes included:

▪
treatment of an error correction for fiscal 1999 as decrease in revenue following discovery in 2001 of the fact that purchased inventory was overstated rather than as an adjustment to the beginning retained earnings of the 2000 reporting period;

▪
treatment of an error correction for fiscal 2000 as decrease to rebates payable following discovery in 2004 of the fact that rebates payable to a third party were over stated rather than as an adjustment to the beginning retained earnings of the 2003 reporting period;

▪	treatment of the final, unpaid installment of a material license agreement as “other income” in our statement of operations for fiscal 2002 rather than as an offset against the recorded historical cost of such license;

▪	treatment of the useful life of the software license agreement and the associated amortization to a ten-year useful life for fiscal 2002, 2003, and 2004 rather than a fifty-year useful life for fiscal 2002 and 2003 and an indefinite useful life for fiscal 2004;

▪	treatment of certain debt extinguishment for fiscal 2004 as “other income” in our statement of operations rather than as an “extraordinary item;”

▪	treatment of the following transactions which occurred during fiscal 2003 and fiscal 2004 as “other adjustments” on the statements of operations rather than as “non-recurring” items:

(i) write-offs of certain obsolete inventory;
(ii) an adjustment to certain accrued royalties;
(iii) realization of certain expenses incurred in connection with a withdrawn public offering, and
(iv) the reclassification of other income.

▪	further disclosure, clarification, and correction of typographical errors with respect to a number of transactions which occurred during fiscal 2003 and fiscal 2004.

During the period from June 30, 2005 through July 20, 2005, our management, including the audit committee of our board of directors, together with Chisholm, Bierwolf & Nilson, P.C., our independent registered public accounting firm, considered the position of the SEC and engaged in several conversations with members of the staff regarding the recommended changes. On July 21, 2005, our board of directors determined that we would restate each of the previously issued financial statements referenced above and that such previously issued financial statements, including those contained in our registration statement on Form SB-2 originally filed by us on November 22, 2004 but not yet declared effective by the SEC, should no longer be relied upon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2005	FINDEX.COM, INC.
By: /s/ Steven Malone
Steven Malone
President & Chief Executive Officer